UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2009

China Fruits Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 24, 2009, the Registrant announced the appointment of Mr. Wang, Yongcheng to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Mr. Wang is a certified public accountant in China and Australia. Mr. Wang is experienced in financial management with outstanding comprehensive skills and management skills. From April 2005 to March 2009, Mr. Wang worked in BOE Technology Group, Ericsson (China) Communications Co., Ltd., and Schenker China Ltd. at the positions as accountant, general ledger accountant and financial supervisor, etc. Mr. Wang was the team member in auditing LG CNS China, China Aviation Fuel Corporation and TCL Corporation when he worked in Beijing Yuehua Accounting Firm and Beijing Mingguang Accounting Firm from January 2004 to July 2004.

Mr. Wang received his master degree from the Capital University of Economics and Business in 2005.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Wang had or is to have a direct or indirect material interest.

On August 24, 2009, Mr. Wang, Zhi Xiong resigned as Chief Financial Officer of the Registrant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Fruits Corporation

DATED: August 24, 2009	By:	/s/ Chen, Quan Long
Chen, Quan Long President